CHANGE IN CONTROL AND
                              NONCOMPETE AGREEMENT


     This Agreement is made as of , ______, by and between APPLEBEE'S INTERNATIONAL, INC., a Delaware corporation (the "Company") and ____________ (the "Executive").

     WHEREAS, ___ for purposes of this ___ Agreement, ___ "Company" is hereby defined to include ___ Applebee's International, Inc. and all of its wholly-owned subsidiaries or subsidiaries of subsidiaries now or hereafter in existence.

     WHEREAS, the Company believes it to be in its best interest to provide for continuity of management and to protect its management personnel against financial hardship in the event of a change in control of the Company.

     NOW, THEREFORE, in consideration of premises and the mutual terms and conditions hereof, the company and the Executive hereby agree as follows:

     1. Termination After Change in Control. In the event of a Change in Control, as defined below, upon any termination of Executive's employment with the Company within the 18 month period following such Change in Control, if by Executive for Good Reason, as defined below, or by the Company without Cause, as defined below, the following shall occur:

                  a. On the tenth business day following the effective date of such termination, the Executive shall receive a lump sum payment equal to (A) the Executive's base salary in effect immediately prior to the change in control, plus the greater of (i) the average of the Executive's actual bonus attributable to each of the preceding three
          (3) fiscal years or (ii) the Executive's target bonus amount for the fiscal year in which the termination occurs (B) divided by twelve (12) and (C) multiplied by _______;

                  b. The Company shall pay health insurance premiums on behalf of the Executive, for coverage substantially similar to that provided under the Company's group health policy, for so long as the Executive elects to continue such coverage, up to a maximum of _____ months.

                  c. The immediate vesting of any unvested stock options held by the Executive as of the day immediately preceding the effective date of termination and, with respect to all Restricted Share awards, all restrictions will immediately be removed and deemed to have been satisfied and any vesting periods will be accelerated, and with respect to all Performance Share awards, the Executive will receive a pro rata portion (based upon the number of complete months that have passed in the Performance Period as of the date of the Change in Control) of the applicable Award Agreement as if all performance criteria were achieved at their targeted levels.


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


                  d. Participation by the Executive in all compensation and benefit plans of the Company will cease immediately and all unvested bonuses, equity awards and other like items will immediately lapse, except as specifically provided in subsection (c), above. In addition, all amounts owed by the Executive to the Company for any reasons whatsoever will become immediately due and payable and the Company will have the right in its discretion to collect any or all such amounts by offset against any amounts due to the Executive from the Company whether or not under this Agreement.

     2. Definitions.
        -----------

                  a. "Change in Control" means any one of the following: (i) Continuing Directors no longer constitute at least 2/3 of the Board of Directors; (ii) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act")), together with its affiliates, become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of thirty percent (30%) or more of the Company's then outstanding Common Stock or thirty percent (30%) or more of the combined voting power of the Company's then outstanding securities (calculated in accordance with Section 13(d)(3) or 14(d) of the Exchange Act) entitled generally to vote for the election of the Company's Directors; (iii) the merger or consolidation of the Company with any other corporation, the sale of substantially all of the assets of the Company or the liquidation or dissolution of the Company, unless, in the case of a merger or consolidation, the then Continuing Directors in office immediately prior to such merger or consolidation will constitute at least 2/3 of the Board of Directors of the surviving corporation of such merger or consolidation and any parent (as such term is defined in Rule 12b-2 under the Exchange Act of such corporation; or (iv) at least 2/3 of the then Continuing Directors in office immediately prior to any other action proposed to be taken by the Company's stockholders or by the Company's Board of Directors determine that such proposed action, if taken, would constitute a change in control of the Company and such action is taken.

                  b. "Continuing Director" means any individual who either (i) was a member of AII's Board of Directors on the date hereof, or (ii) was designated (as of the day of initial election as a Director) as a continuing Director by a majority of the then Continuing Directors.

                  c. The following shall constitute "Cause":

                           (i)  The  Executive is  convicted of --  or pleads no
                  contest  /  nolo   contendre to -- any felony or any  criminal
                  offense involving fraud; or

                           (ii) The   Executive is  determined  by a g overnment
                  agency or court to have violated any applicable local, state or federal employment law, including, but not limited to, any anti-discrimination law.

                  d. The Executive shall have "Good Reason" to effect a termination in the event the Company (i) diminishes the Executive's compensation or benefits as in effect prior to the Change in Control,
          (ii) requires the Executive to relocate more than 50 miles from the greater Kansas City area, or (iii) diminishes the responsibilities of


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

          the Executive, and in any of (i), (ii) or (iii) the Executive has given written notice to the Company as to the details of the basis for such Good Reason within 30 days following the date on which the Executive alleges the event giving rise to such Good Reason occurred and the Company has failed to provide a reasonable cure within ten
          (10) days after its receipt of such notice.


     3. Confidentiality/Trade Secrets. The Executive acknowledges that his/her position with the Company is one of the highest trust and confidence both by reason of his/her position and by reason of his/her access to and contact with the trade secrets and confidential and proprietary business information of the Company. Both during the term of this Agreement and thereafter, the Executive covenants and agrees as follows:

                  a. He/She shall use his/her best efforts and exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company, including but not limited to the identity of its customers and suppliers, its arrangements with customers and suppliers, and its technical and financial data, records, compilations of information, processes, recipes and specifications relating to its customers, suppliers, products and services;

                  b. He/She shall not disclose any of such trade secrets and confidential and proprietary information, except as may be required in the course of his/her employment with the Company or by law; and

                  c. He/She shall not use, directly or indirectly, for his/her own benefit or for the benefit of another, any of such trade secrets and confidential and proprietary information.

         All files, records, documents, drawings, specifications, memoranda, notes, or other documents relating to the business of the Company, whether prepared by the Executive or otherwise coming into his/her possession, shall be the exclusive property of the Company and shall be delivered to the Company and not retained by the Executive upon termination of his/her employment for any reason whatsoever or at any other time upon request of the Company.

     4. Discoveries. The Executive covenants and agrees that he/she will fully inform the Company of and disclose to the Company all inventions, designs, improvements, discoveries, and processes ("Discoveries") that he/she has now or may hereafter have during his/her employment with the Company and that pertain or relate to the business of the Company or to any experimental work, products, services, or processes of the Company in progress or planned for the future, whether conceived by the Executive alone or with others, and whether or not conceived during regular working hours or in conjunction with the use of any Company assets. All such Discoveries shall be the exclusive property of the Company whether or not patent or trademark applications are filed thereon. The Executive shall assist the Company, at any time during or after his/her employment, in obtaining patents on all such Discoveries deemed patentable by the Company and shall execute all documents and do all things necessary to obtain letters patent, vest the Company with full and exclusive title thereto, and protect the same against infringement by others. If such assistance takes place after his her employment is terminated, then the Executive shall be paid by the Company at an hourly rate determined based on fifty percent (50%) of his/her existing salary at the date of termination divided by 2500 for any time actually spent in rendering such assistance at the request of the Company.


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


     5. Non-Competition. The Executive covenants and agrees that during the period of his/her employment and for 12 months thereafter, he/she shall not, without the prior written consent of the Board, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or through any other kind of ownership (other than ownership of securities of publicly held corporations of which the Executive owns less than five percent 5% of any class of outstanding securities) or in any other representative or individual capacity, engage in or render any services to any business in United States engaged in the casual dining restaurant industry, or in any other segment of the restaurant industry in which the Company or any subsidiary of the Company may become involved after the date hereof and prior to the date of termination of Executives employment. For purposes of this Agreement "casual dining restaurant industry" consists of "sit down" restaurants serving alcoholic beverages, with a per guest average guest check within the United States of under $20.00 (adjusted upward each year to recognize Company menu price increases).

     6. Nonsolicitation. The Executive agrees that during the period of his/her employment, and for a period of 12 months thereafter, he/she will not, either directly or indirectly, for himself or for any third party, solicit, induce, recruit, or cause another person in the employ of the Company to terminate his/her employment for the purpose of joining, associating, or becoming employed with any business or activity that is engaged in the casual dining restaurant industry or any other segment of the restaurant industry in which the Company may become involved after the date hereof and prior to the date of any termination of employment.

     7. Remedies for Breach of Covenants of the Executive.

                  a. The Company and the Executive specifically acknowledge and agree that the foregoing covenants of the Executive in Sections 3, 4, 5, and 6 are reasonable in content and scope and are given by the Executive for adequate consideration. The Company and the Executive further acknowledge and agree that, if any court of competent jurisdiction or other appropriate authority shall disagree with the parties' foregoing agreement as to reasonableness, then such court or other authority shall reform or otherwise the foregoing covenants as reason dictates.

                  b. The covenants set forth in Sections 3, 4, 5 and 6 of this Agreement shall continue to be binding upon the Executive, notwithstanding the termination of his/her employment with the Company for any reason whatsoever, except in the case where the Executive both
          (i) voluntarily terminates his/her employment following a Change in Control and (ii) does not do so for Good Reason. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement and any other agreement between the Company and the Executive. The existence of any claim or cause of action by the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any or all such covenants. It is expressly agreed that the remedy at law for the breach of any such covenant is inadequate and injunctive relief and specific performance shall be available to prevent the breach or any threatened breach thereof.


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


     8. Arbitration of Disputes. Any dispute or claim arising out of or relating to this Agreement shall be settled by arbitration in Johnson County, Kansas by one arbitrator in accordance with the then current rules of the American Arbitration Association, and judgment upon any award rendered therein may be entered in any court having proper jurisdiction.

                  a. Pre-Change in Control. If the dispute or claim arises prior to any Change in Control, this subsection (a) shall apply. The Company shall bear the full cost of any arbitration, including the expenses and attorneys' fees incurred by the Executive related thereto and including any actions taken by either party to appeal or enforce the judgment rendered therein, regardless of the outcome of such arbitration, and the Company shall not be entitled to use any lawyer who is a Company employee to represent it in any dispute or arbitration related hereto. Notwithstanding the foregoing, if the Company refuses to arbitrate such a dispute and the same is submitted to a court for resolution, the Company shall pay all attorneys' fees and expenses as incurred by Executive in enforcing this Agreement, in addition to any such fees and expenses incurred by the Company. Conversely, if the Executive refuses to arbitrate such a dispute and the same is submitted to a court for resolution, the Company shall not be obligated to pay Executive's attorneys' fees or expenses. Provided however, in no event shall the attorneys' fees to be paid by the Company on behalf of the Executive exceed $25,000.

                  b. Post-Change in Control. If the dispute or claim arises after any Change in Control, this subsection (b) shall apply. Each party shall bear its own costs and expenses, including attorneys' fees, related to the dispute or claim and the parties shall share equally the costs and fees of the arbitrator; provided, however, that the arbitral award or any court rendered judgment may include a finding that one party substantially prevailed in the proceeding and, if so, such prevailing party may be awarded a judgment (in addition to any other judgment awarded to such party) for all or any part of its costs and expenses, including attorneys' fees and its portion of the costs and fees of the arbitrator.

     9. Mitigation. The Executive shall have no duty to attempt to mitigate the level of benefits payable by the Company to him hereunder and the Company shall not be entitled to set off against the amounts payable hereunder any amounts received by the Executive from any other source, including any subsequent employer.

     10.Excess Payment. In the event of a Change in Control, as defined above, if the total amount payable by the Company to the Executive pursuant to Section 1 of this Agreement (the "Paragraph 1 Amount") would create an excess parachute payment, as that term is defined in Section 280G of the Internal Revenue Code (the "Code"), then, the Executive shall be paid either (i) the Paragraph 1 Amount, or (ii) the Paragraph 1 Amount reduced to an amount equal to one-dollar ($1) less than the maximum amount allowed under the Code, whichever amount results in the greater after-tax payment to the Executive.

     11. General Provisions.

                  a. Law governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas.

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


                  b. Termination. This Agreement shall remain in effect for a period of two (2) years from and after the date hereof and shall be automatically extended thereafter for additional terms of one (1) year each, unless either party has provided the other party written notice of the termination hereof sixty (60) days prior to the end of the then applicable term. Notwithstanding the foregoing, if a Change in Control occurs, this Agreement shall not terminate or be terminable by either party until eighteen (18) months after the effective date of the Change in Control.

                  c. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

                  d. Entire Agreement. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to termination or severance benefits payable by the Company to the Executive. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

                  e. Binding Effect. This Agreement shall extend to and be binding upon and inure to the benefit to the parties hereto, their respective heirs, representatives, successors and assigns. This Agreement may not be assigned by the Executive.

                  f. Waiver. The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Agreement.

                  g. Titles. Titles of the paragraphs herein are used solely for convenience and shall not be used for interpretation or construing any work, clause, paragraph, or provision of this Agreement.

                  h. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

                  i. Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Mailed notices shall be addressed as follows:


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


                  a.       If to the Company:

                                    Applebee's International, Inc.
                                    4551 West 107th Street, Suite 100
                                    Overland Park, Kansas  66207
                                    Attn:  General Counsel



                  b.       If to the Executive:






         Either party may change its address for notice by giving notice in accordance with the terms of this Section 10(i).

         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written above.


EXECUTIVE:                               APPLEBEE'S INTERNATIONAL, INC.

                                      By:
----------------------------             ---------------------------------------
                                         Lloyd L. Hill



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


                     PARTIES TO CHANGE IN CONTROL AGREEMENT


DAVID L. GOEBEL
TAMY T. DUPLANTIS





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